Exhibit 99.1

151 Farmington Avenue Hartford, Conn. 06156	Media Contact: Fred Laberge 860-273-4788 labergear@aetna.com
Investor Contact: Jeffrey A. Chaffkin 860-273-7830 chaffkinj@aetna.com

News Release __________________________________________________________

AETNA COMPLETES $500 MILLION 10-YEAR BOND OFFERING

HARTFORD, Conn., September 12, 2008 — Aetna (NYSE: AET) today announced that it has completed a public offering of $500 million of its 6.5 percent Senior Notes due in 2018.  The company intends to use the net proceeds from the offering to repay outstanding commercial paper borrowings.

Aetna is one of the nation’s leading diversified health care benefits companies, serving approximately 37.2 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates. www.aetna.com

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